Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q3 2023 Earnings

Oklahoma City, October 26, 2023 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended September 30, 2023.  “We are pleased to report another quarter of record PPE and record interest income.  Our success continues to be driven by our long-term and broad-based deposit relationships, our debt-free and liquid balance sheet, and our disciplined approach to cost controls.  With the exception of one large credit, we continue to benefit from strong asset quality and remain confident that the overall portfolio is indicative of our historical low loan loss results,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended September 30, 2023 compared to the three months ended September 30, 2022:

-	Net Income of $7.9 million compared to $8.0 million, a decrease of 2.3%
-	Earnings per share of $0.85 compared to $0.87, a decrease of 2.7%
-	Total assets of $1.8 billion compared to $1.6 billion, an increase of 12.11%
-	Total loans of $1.4 billion compared to $1.2 billion, an increase of 12.94%
-	PPE of $14.4 million compared to $12.8 million, an increase of 12.62%
-	Total interest income of $31.7 million compared to $21.7 million, an increase of 46.24%

Nine months ended September 30, 2023 compared to nine months ended September 30, 2022

-	Net Income of $27.2 million compared to $21.2 million, an increase of 28.03%
-	Earnings per share of $2.94 compared to $2.31, an increase of 27.11%
-	Total assets of $1.8 billion compared to $1.6 billion, an increase of 12.11%
-	Total loans of $1.4 billion compared to $1.2 billion, an increase of 12.94%
-	PPE of $41.3 million compared to $30.9 million, an increase of 33.88%
-	Total interest income of $89.1 million compared to $53.3 million, an increase of 67.29%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On September 30, 2023, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 9.75%, 11.39%, and 12.64%, respectively.  On September 30, 2023, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 9.76%, 11.39%, and 12.64%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.

Consolidated Balance Sheets

Assets	September 30, 2023	December 31,
	(unaudited)	2022

Cash and due from banks	$169,490	$109,115
Interest-bearing time deposits in other banks	17,182	5,474
Available-for-sale debt securities	167,138	173,165
Loans, net of allowance for credit losses of $20,649 and $14,734 at September 30, 2023 and December 31, 2022, respectively	1,372,128	1,255,722
Loans held for sale, at fair value	1,143	-
Premises and equipment, net	14,963	13,106
Nonmarketable equity securities	1,251	1,209
Core deposit intangibles	1,107	1,336
Goodwill	8,458	8,603
Interest receivable and other assets	19,539	16,439

Total assets	$1,772,399	$1,584,169

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$480,827	$439,409
Interest-bearing	1,112,745	989,891

Total deposits	1,593,572	1,429,300

Income taxes payable	419	1,054
Interest payable and other liabilities	10,501	9,715

Total liabilities	1,604,492	1,440,069

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,184,975 and 9,131,973 at September 30, 2023 and December 31, 2022 respectively	92	91

Additional paid-in capital	97,068	95,263
Retained earnings	79,825	58,049
Accumulated other comprehensive income (loss)	(9,078)	(9,303)

Total shareholders’ equity	167,907	144,100

Total liabilities and shareholders’ equity	$1,772,399	$1,584,169

	Unaudited as of
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Interest Income
Loans, including fees	$28,880	$20,466	$81,117	$50,597
Interest-bearing time deposits in other banks	159	10	270	39
Debt securities, taxable	699	690	2,106	1,625
Debt securities, tax-exempt	81	90	253	273
Other interest and dividend income	1,903	435	5,398	754

Total interest income	31,722	21,691	89,144	53,288

Interest Expense
Deposits	10,976	2,646	27,894	4,241

Total interest expense	10,976	2,646	27,894	4,241

Net Interest Income	20,746	19,045	61,250	49,047

Provision for Credit Losses	4,159	2,348	5,645	2,843

Net Interest Income After Provision for Credit Losses	16,587	16,697	55,605	46,204

Noninterest Income
Secondary market income	6	134	172	395
Total noninterest income	(7)	(10)	(15)	(127)
Service charges on deposit accounts	213	210	647	678
Other	795	506	1,668	1,261

Total noninterest income	1,007	840	2,472	2,207

Noninterest Expense
Salaries and employee benefits	4,910	3,996	14,299	12,148
Furniture and equipment	254	390	755	1,134
Occupancy	662	614	1,980	1,736
Data and item processing	424	522	1,280	1,468
Accounting, marketing and legal fees	14	340	491	782
Regulatory assessments	279	551	1,013	973
Advertsing and public relations	74	83	273	314
Travel, lodging and entertainment	85	94	255	216
Other	688	543	2,068	1,745

Total noninterest expense	7,390	7,133	22,414	20,516

Income Before Taxes	10,204	10,404	35,663	27,895
Income tax expense	2,351	2,363	8,457	6,646
Net Income	$7,853	$8,041	$27,206	$21,249

Earnings per common share - basic	$0.86	$0.88	$2.97	$2.34
Earnings per common share - diluted	0.85	0.87	2.94	2.31
Weighted average common shares outstanding - basic	9,158,027	9,100,789	9,152,788	9,095,724
Weighted average common shares outstanding - diluted	9,273,595	9,209,754	9,262,003	9,194,928

Other Comprehensive Income (Loss)
Unrealized gains(losses) on securities, net of (tax)tax benefit of $485 and $1.7 million for the three months ended September 30, 2023 and 2022, respectively; ($69) and $3.2 million for the nine months ended September 30, 2023 and 2022, respectively	$(372)	$(2,674)	$214	$(10,691)
Reclassification adjustment for realized loss included in net income net of tax of $2 and $2 for the three months ended September 30, 2023 and 2022, respectively; $4 and $29 for the nine months ended September 30, 2023 and 2022, respectively	5	8	11	98
Other comprehensive income(loss)	$(367)	$(2,666)	$225	$(10,593)
Comprehensive Income	$7,486	$5,375	$27,431	$10,656

	Net Interest Margin
	For the Nine Months Ended September 30,
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$162,432	$5,668	4.67%	$139,133	$793	0.76%
Debt securities, taxable-equivalent	152,702	2,106	1.84	142,913	1,625	1.52
Debt securities, tax exempt	19,828	253	1.71	22,087	273	1.65
Loans held for sale	115	-	-	686	-	-
Total loans(1)	1,299,754	81,117	8.34	1,103,114	50,597	6.13
Total interest-earning assets	1,634,831	89,144	7.29	1,407,933	53,288	5.06
Noninterest-earning assets	22,560			24,069
Total assets	$1,657,391			$1,432,002

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$823,331	20,346	3.35%	$699,670	3,351	0.64%
Time deposits	292,235	7,548	3.92	168,608	890	0.71
Total interest-bearing deposits	1,115,566	27,894	3.48	868,278	4,241	0.65
Total interest-bearing liabilities	1,115,566	27,894	3.48	868,278	4,241	0.65

Noninterest-bearing liabilities:
Noninterest-bearing deposits	422,691			424,720
Other noninterest-bearing liabilities	11,649			7,128
Total noninterest-bearing liabilities	434,340			431,848
Shareholders' equity	107,485			131,876
Total liabilities and shareholders' equity	$1,657,391			$1,432,002

Net interest income		$61,250			$49,047
Net interest spread			3.81%			4.41%
Net interest margin			5.01%			4.66%

(1)   Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Three Months Ended September 30,
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$176,589	$2,062	4.63%	$99,751	$445	1.77%
Debt securities, taxable-equivalent	151,174	699	1.83	163,699	690	1.67
Debt securities, tax exempt	19,430	81	1.65	21,811	90	1.64
Loans held for sale	232	-	-	1,281	-	-
Total loans(1)	1,344,038	28,880	8.52	1,213,080	20,466	6.69
Total interest-earning assets	1,691,463	31,722	7.44	1,499,622	21,691	5.74
Noninterest-earning assets	23,407			23,197
Total assets	$1,714,870			$1,522,819

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$823,331	7,733	3.73%	$761,927	2,338	1.22%
Time deposits	292,235	3,243	4.40	152,910	308	0.80
Total interest-bearing deposits	1,115,566	10,976	3.90	914,837	2,646	1.15
Total interest-bearing liabilities	$1,115,566	10,976	3.90	$914,837	2,646	1.15

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$422,691			$463,882
Other noninterest-bearing liabilities	11,649			8,132
Total noninterest-bearing liabilities	434,340			472,014
Shareholders' equity	164,964			135,968
Total liabilities and shareholders' equity	$1,714,870			$1,522,819

Net interest income		$20,746			$19,045
Net interest spread			3.54%			4.60%
Net interest margin			4.87%			5.04%

(1)          Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its third quarter results, which will be broadcast live over the Internet, on Thursday, October 26, 2023 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/o0Oqylxyz5k. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/o0Oqylxyz5k shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,”
“expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600